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                                  EXHIBIT 10(Y)

                                 AMENDMENT NO. 6
                                       TO
                             MARTIN INDUSTRIES, INC.
                       1988 NONQUALIFIED STOCK OPTION PLAN

              As directed by the Board of Directors of Martin Industries, Inc. at its meeting held on February 18, 1997, the 1988 Nonqualified Stock Option Plan of Martin Industries, Inc. is hereby amended by adding a new paragraphs
(j), (k) and (l) at Section 1.1, to read in their entireties as follows:

              "(j)   "Grants and Awards Committee" shall mean a committee of the
       Board of Directors that is composed solely of two or more "non-employee directors" as such term is defined in Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act.

              (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (l) "Insider" shall mean an individual who is required to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission under Section 16 under the Exchange Act."

              Further, as directed by the Board of Directors of Martin Industries, Inc. at its meeting held on February 18, 1997, the 1988 Nonqualified Stock Option Plan of Martin Industries, Inc. is hereby amended by deleting in its entirety Section 4.1 thereof and substituting the following in lieu thereof:

              "Section 4.1   Duties and Powers of Committee

              The Plan shall be administered by the Committee, except that any action taken with respect to grants and awards of securities to and other acquisitions of securities by Insiders under the Plan shall be taken by the Committee only if all of the members of the Committee meet the definition of a "non-employee director" under Rule 16b-3(b)(3) under the Exchange Act. If all of the members of the Committee are not "non-employee directors," such action shall be taken by a committee or subcommittee of two (2) or more members, all of whom are "non-employee directors." Subject to the foregoing and to the express provisions of the Plan, the Committee shall have sole direction and authority to determine from among eligible management personnel those to whom and the time or times at which Options may be granted, the number of shares of Stock to be subject to each Option, the exercise price of each Option, and period for the exercise of such Option which need not be the same for each grant hereunder. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan."

              Further, as directed by the Board of Directors of Martin Industries, Inc. at its meeting held on February 18, 1997, the 1988 Nonqualified Stock Option Plan of Martin Industries, Inc. is hereby amended by deleting
Section 6.4, paragraph (a) in its entirety and substituting the following in lieu thereof:

              "Section 6.4   Option Exercise

                     (a) Options may be exercised with respect to whole shares only, for such shares of Stock and within the period permitted by the exercise thereof as determined by the Committee or, in accordance with Section 4.1 above, the Grants and Awards Committee, as the case may be, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office in the State of


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       Alabama, and payment in full to the Company at said office of the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

                     (b)    [Remains unchanged]"

              Further, as directed by the Board of Directors of Martin Industries, Inc. at its meeting held on February 18, 1997, the 1988 Nonqualified Stock Option Plan of Martin Industries, Inc. is hereby amended by adding a new
Section 9.0 to read in its entirety as follows:

              "Section 9.10  Compliance with Section 16

                     During any period in which the Company has a class of equity securities registered under Section 12 under the Exchange Act and with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Section 16 of the Exchange Act and the rules promulgated thereunder (including, without limitation, Rule 16b-3) or their successors under the Exchange Act. To the extent any provision of the Plan or any Stock Option Agreement or any action by the Committee or the Grants and Awards Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the committee, and it shall be restructured to the extent deemed advisable by the Committee or the Grants and Awards Committee, as the case may be, so to comply."


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